Filed Pursuant to Rule 433

Registration No. 333-209738

No. 333-209738-01

Priced $300.00 mm First National Master Note Trust 2017-1

Joint Leads: Wells Fargo (B&D), RBC

CoManager: JP Morgan

Class	Amount	Moodys/Fitch	WAL	E.FINAL	L.FINAL	Bench	Yld	$Price
A	$300.000	Aaa/AAA	1.97	04/15/19	04/18/22	1mL	1mL+40	$100.00
Expected Settle:	04/25/17
First Payment Date:	06/15/17
Expected Ratings:	Moodys/Fitch
Erisa/122a Eligible:	YES
Registration:	Public/SEC Registered
Min Denoms:	$1k x $1k
Bill & Deliver:	Wells Fargo
CUSIP:	32113CBL3

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-326-5897.